Exhibit 23.02

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88208) pertaining to the Elantec Semiconductor, Inc. 1983 Stock Option Plan, Elantec Semiconductor, Inc. 1994 Equity Incentive Plan, Elantec Semiconductor, Inc. 1995 Employee Stock Purchase Plan, Elantec Semiconductor, Inc. 1995 Equity Incentive Plan and Elantec Semiconductor, Inc. 2001 Equity Incentive Plan, (Form S-8 No. 333-31094) pertaining to the Intersil Corporation 1999 Equity Compensation Plan and Intersil Corporation Employee Stock Purchase Plan, (Form S-8 No. 333-50718) pertaining to the SiCOM, Inc. 1985 Incentive Stock Option Plan, SiCOM, Inc. 1996 Equity Incentive Plan and Option Issued to Robert W. Putnam, (Form S-8 No. 333-50722) pertaining to the Employee Stock Option Plan of No Wires Needed B.V., (Form S-8 No. 333-65804) pertaining to the Intersil Corporation 1999 Equity Compensation Plan, (Form S-4 No. 333-35052) and (Form S-4 No. 333-46984) and the related Prospectuses of Intersil Corporation of our report dated January 24, 2003 (except Note AC, as to which the date is March 17, 2003), with respect to the consolidated financial statements and schedule of Intersil Corporation included in the Annual Report (Form 10-K) for the year ended January 3, 2003.

/s/     Ernst & Young LLP

Jacksonville, Florida

March 20, 2003